Exhibit 10.20

PREPARED BY:   Burns, Day & Presnell, P.A. (JMD)
RETURN TO:

NORTH CAROLINA
WAKE COUNTY

SECOND LOAN MODIFICATION AGREEMENT

(MASTER)

THIS SECOND LOAN MODIFICATION AGREEMENT (the “Agreement”) entered into this November 30, 1998, by PARKER & LANCASTER CORPORATION, a Virginia corporation, (the “Borrower”), TROY A. GAMBRIL, as Trustee, (the “Trustee”), and SOUTHTRUST BANK, N.A., a national banking association, (the “Lender”).

RECITALS

Pursuant to that loan commitment dated April 22, 1998 (the “Original Commitment”), Lender, on or about May 29, 1998, made a $20,000,000.00  loan to Borrower (the “Loan”). Borrower executed a $15,500,000.00  Promissory Note (the “NC Note”) and a $4,500,000.00 Promissory Note (the “Virginia Note”), both in favor of Lender  (collectively the “Note”) and executed other documents, including the Deed of Trust (as described below), in connection with the Loan (the Note, these other documents, and the Loan Modification Agreement described below collectively referred to as the “Loan Documents”).  On or about November 4, 1998, the parties entered into a First Loan Modification Agreement modifying certain provisions of the Loan Documents (the “Loan Modification Agreement”). Lender issued and Borrower has accepted a new loan commitment dated November 20, 1998 (the “New Commitment”), which is incorporated into this Agreement by this reference, which modified certain terms of the Loan. The parties now wish to modify certain provisions of the Loan Documents in accordance with the terms of the New Commitment. The parties, in exchange for the mutual promises contained in this Agreement, agree as follows:

1.             Modification.

1.1.          Notwithstanding language in the Note and the other Loan Documents to the contrary, the parties agree that:

(a)           the maximum principal amount which may be advanced or readvanced under the Note shall be increased from $20,000,000.00 to $22,000,000.00;

(b)           the maximum amount which may be advanced or readvanced under the NC Note shall be increased from $15,500,000.00 to $17,500,000.00;

(c)           the maximum amount which may be advanced or readvanced under the Virginia Note shall remain at $4,500,000.00; and

(d)           the maturity date of the Loan is changed to “November 30, 1999”.  All Loan Documents, including, but not limited to the Note and Deed of Trust, are amended accordingly.

1.2.          The terms of the New Commitment are incorporated into the Loan Documents. In the event of a conflict between the terms of the Original Commitment and the terms of the New Commitment, the latter terms shall control.

2.             Effect of Modification. Except as amended by this Agreement, the provisions of the Note and other Loan Documents are hereby confirmed and shall remain in full force and effect. The executed original of this Agreement shall be attached to the original NC Note. The parties acknowledge that the Note, as modified by this Agreement, shall remain secured by all Deed of Trust, Security Agreement and Assignment of Leases (Master) securing the Notes, including but not limited to that instrument recorded at Book 8080, Page 1025, Wake County Registry, as supplemented by the Supplemental Deed(s) of Trust, if any, executed by Borrower  (collectively the “Deed of Trust”). This Agreement shall not, in any way, constitute a novation of the Loan.

3.             Borrower/Guarantor Representation. The Borrower, and the Guarantors by their signatures below, acknowledge that the Note and other Loan Documents, as amended, represent valid and subsisting obligations of the Borrower and Guarantors, respectively, and that there are no known defenses or offsets against those obligations.

4.             Miscellaneous. No modification of this Agreement shall be binding unless in writing, attached hereto, and signed by the party against whom or which it is sought to be enforced. This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors and permitted assigns. This Agreement shall be construed in accordance with the laws of North Carolina without giving effect to its conflict of laws principles. All words and phrases in this Agreement shall be construed to include the singular or plural number, and the masculine, feminine, or neuter gender, as the context requires. Each party will execute and deliver all additional documents and do all such other acts as may be reasonably necessary to carry out the provisions and intent of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed, sealed, and delivered this agreement as of the date first above written.

BORROWER:

PARKER & LANCASTER CORPORATION,
a Virginia Corporation

	BY:	J. Phillip Harris
Vice President

Attest:

Donna L. King
Asst. Secretary

(CORPORATE SEAL)

LENDER:

SOUTHTRUST BANK, N.A.,
a national banking association
	BY:	David P. Adams
Vice President

Attest:

Danez B. Johnson
Asst. Secretary

(CORPORATE SEAL)

TRUSTEE:

Troy A. Gambril
Troy A. Gambril

CONSENT/ACKNOWLEDGMENT

The undersigned, guarantors of the Note described above, consent to this Loan Modification Agreement and the additional obligations imposed upon them by this Agreement as guarantors of the Loan. The undersigned agree that this Agreement shall not in any way release them from their obligations or liabilities under that “Guaranty Agreement” dated on or about May 29, 1998 (the “Guaranty”) executed by them in connection with the other Loan Documents. The undersigned acknowledge that they remain bound under that Guaranty as provided in that document and that the terms of that Guaranty and their respective liability thereunder shall be applicable to the Loan Documents as amended by this Agreement.

IN WITNESS WHEREOF, the undersigned has executed, sealed and delivered this Agreement this November 30, 1998.

J. Russell Parker, III	(SEAL)
J. Russell Parker, III - Guarantor

Barbara H. Parker	(SEAL)
Barbara H. Parker - Guarantor

COMMONWEALTH OF VIRGINIA
CITY OF CHESTERFIELD

I, Diane Herndon a Notary Public of the County and State aforesaid, certify that Donna L. King personally came before me this day and acknowledged that she is the Assistant Secretary of Parker & Lancaster Corporation, a Virginia corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by its Vice President, sealed with its corporate seal and attested by its Assistant Secretary.

Witness my hand an notarial seal, this December 3, 1998.

Diane Herndon
Notary Public
My Commission expires: